Exhibit 99.1

Certification of Chief Executive Officer Pursuant to
Section 1350 of Chapter 63 of Title 18 of the United States Code

            I, John J. Ferguson, the President of IMC Phosphates MP Inc., which is the Managing General Partner of IMC Phosphates Company, and in that capacity also the chief executive officer of IMC Phosphates Company, certify that (i) the Quarterly Report on Form 10-Q for the Quarterly Period ended March 31, 2003 of IMC Phosphates Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of IMC Phosphates Company.

     John J. Ferguson
 John J. Ferguson

May 14, 2003

A signed original of this written statement required by Section 1350 of Chapter 63 of Title 18 of the United States Code has been provided to IMC Phosphates Company and will be retained by IMC Phosphates Company and furnished to the Securities and Exchange Commission or its staff upon request.

Return to IMC Phosphates Company Form 10-Q